Exhibit 99.1

Akorn to Acquire a Minority Stake in Aciex Therapeutics

-Strategic Investment to Provide Access to an Innovative Ophthalmic Pipeline-

LAKE FOREST, Ill.--(BUSINESS WIRE)--August 2, 2011--Akorn, Inc. (NASDAQ:AKRX), a niche specialty pharmaceutical company, today announced that it has entered into an agreement to acquire a minority ownership in Westborough, MA, based Aciex Therapeutics Inc., an ophthalmic drug development company with a focus on developing novel therapeutics to treat ocular diseases. Aciex’s pipeline consists of both clinical stage assets and pre-IND stage assets. In addition, Akorn signed a global licensing agreement for a novel over-the-counter eye care product and manufacturing agreement for one of Aciex’s lead prescription products.

Raj Rai, Chief Executive Officer commented, “We are excited to partner with Aciex and have the opportunity to bring novel over-the-counter and prescription eye care products to the market. With this partnership, we have rounded out our strategy in ophthalmology to include generics, branded and over-the-counter pharmaceuticals.”

Les Kaplan, Ph.D., Executive Chairman of Aciex Therapeutics, Inc., stated: “Aciex is excited to have Akorn as a strategic investor in our company. Along with capital, they bring complementary expertise that we believe will help accelerate the development of our pipeline of innovative ophthalmic products”.

About Aciex Therapeutics, Inc.

Aciex Therapeutics, Inc., located in Westborough, MA, is a venture-backed ophthalmic pharmaceutical company focused on developing first-in-class products to treat ocular diseases. Existing investors in Aciex include Bay City Capital, HealthCare Ventures, New Enterprise Associates and Ora Investment Group. Aciex’s product pipeline, which includes both clinical stage and pre-IND assets, is designed to fill significant unmet therapeutic needs and allow the Company to build a sustainable ophthalmic franchise. For more information about Aciex, visit www.aciexrx.com.

About Akorn, Inc.

Akorn, Inc. is a niche specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

CONTACT:
At the Company:
Akorn, Inc.
Tim Dick, Chief Financial Officer
(847) 279-6150